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                                                                    EXHIBIT 10.1
                            ASSET PURCHASE AGREEMENT
                            ------------------------

THIS ASSET PURCHASE AGREEMENT is dated for reference the 4th day of August, 2003.

BETWEEN:

                  CRUMP BARTER SYSTEMS, INC.,
                  --------------------------
                  of #1 Chestnut Street, Suite 3A
                  Nashua, NH   03060

                  (the "VENDOR")

                                                               OF THE FIRST PART

AND:

                  BENTLEY COMMUNICATIONS CORPORATION
                  of 11301 Olympic Boulevard, Suite 680
                  Los Angeles, CA  90064

                  (the "PURCHASER")

                                                              OF THE SECOND PART

WITNESSES THAT WHEREAS:

A. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets (as hereinafter defined), subject to the terms and conditions contained herein;

THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1.       DEFINITIONS AND INTERPRETATION
         ------------------------------

1.1      In this Agreement:

(a) "ASSETS" means the sole and exclusive use of the name "Crump Barter", all right, title and interest in and to the website "www.crumpbarter.com", the Crump Barter system, including its 180 affiliates and alliances, trade receivables and trade payables, fixed assets, all goodwill, real property, personal property, choses in action, intangible or intellectual property in which the Vendor has the right or interest or the right to acquire an interest, including, without limitation, the assets as listed in Schedule "A";

(b) "CLOSING" means the completion of the transactions contemplated hereby in accordance with the terms hereof;

(c) "CLOSING DATE" means on or before September 30, 2003 or such later date as agreed to in writing the by parties hereto;

(d) "PARTY" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator, or other legal representative;
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(e)      "PERMITTED LIEN" means any mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise registered against any of the Assets and as enumerated and described in Schedule "B";

(f) "PURCHASE PRICE" means 10,000,000 shares in the capital stock of the Purchaser and the sum of $110,000 cash or cash equivalent;

1.2      In this Agreement, except as otherwise expressly provided:

(a) "AGREEMENT" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "SECTION" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

(c) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

(d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

(f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the United States of America;

(g) where any representation or warranty is made "to the knowledge of" any Party, such Party will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstance in respect of which the representation or warranty is given being untrue if such party proves:

         (i) that such Party conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty, and

                  (ii) that fact, state of facts, or circumstance could not reasonably be expected to have been determined as a result of that reasonable investigation, irrespective of the actual investigation conducted by such Party;

(h) except as otherwise provided, any dollar amount referred to in this Agreement is in United States Funds; and

(i) any other term defined within the text of this Agreement has the meanings so ascribed.

                                       2
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2.       PURCHASE AND SALE
         -----------------

2.1 Subject to the terms and conditions of this Agreement, at the Closing, the Vendor will sell and assign to the Purchaser and the Purchaser will purchase from the Vendor the Assets in consideration of the Purchase Price, payable as follows:

(a) the issuance of a share certificate representing 10,000,000 shares of the Purchaser (the "SHARES") and delivery to the Vendor of the share certificate on the Closing Date;

(b) payment of the sum of $110,000, as follows:

         (i) the sum of $10,000.00 payable on or before the date of execution of this Agreement, which amount has been paid;

         (ii) payment of the sum of $10,000 in cash or cash equivalent on the one month anniversary of the Closing Date and payment of an additional $10,000 on the subsequent one month anniversary dates of the Closing Date, for a period of ten months until the entire $110,000.00 has been paid.

2.2 The Vendor hereby acknowledges that the Shares may be subject to trading restrictions as imposed by the regulatory laws, rules and policies in the United States.

2.3 On the Closing Date, the Purchaser shall provide to the Vendor a Promissory Note representing the $100,000 owing as of the Closing Date.

2.4 The cash portion of the Purchase Price will be paid by delivery to the Vendor of a bank draft, certified cheque or solicitor's trust cheque or, in the event that portion is paid by cash equivalent, as agreed to by both the Purchaser and the Vendor.

3.       CLOSING
         -------

3.1 The Closing will take place at 10:00 a.m. local time, on the Closing Date at the offices of the Purchaser or at such other place, date and time as may be mutually agreed upon by the parties hereto.

4.       VENDOR'S WARRANTIES AND REPRESENTATIONS
         ---------------------------------------

4.1 The Vendor warrants and represents to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a) on Closing, the Vendor will be the registered holder and beneficial owner of the Assets, free and clear of all liens, except for the Permitted Liens listed in Schedule "B" attached hereto;

(b) no Party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option to purchase or otherwise acquire the Assets;

(c) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Assets;

                                       3
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(d)      the Vendor is a company duly incorporated, validly existing and in good standing, under the laws of the state of New Hampshire;

(e) Joe Crump is the sole shareholder of the all of the issued and outstanding shares of the Vendor;

(f) the Vendor owns and possesses and has good and marketable title to and possession of all the Assets free and clear of all liens, except the Permitted Liens;

(g) the Vendor holds all licences and permits required for the uses to which the Assets have been or may be put and all such licences and permits are in good standing and the conduct and uses of the same by the Vendor are in compliance with all laws, zoning and other bylaws, building and other restrictions, rules, regulations and ordinances applicable to the Vendor or the Assets, and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licences or permits or affect such compliance;

(h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

         (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Assets are subject or constitute or result in a default under any agreement, contract or commitment to which the Vendor is a party,

         (ii) give to any Party any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment relating to the Assets to which the Vendor is a party including the Contracts and the Permitted Liens, or

         (iii) give to any government or governmental authority of the United States of America or any State or any regional district, district or municipality or any subdivision thereof, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Vendor and which is necessary or desirable in connection with the conduct and operation of and the ownership or use of the Assets;

(i) the Vendor has not experienced nor, to the knowledge of the Vendor, has there been any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Assets;

(j) the Vendor does not have any contract, agreement, undertaking or arrangement, whether oral, written or implied, whatsoever relating to or affecting the conduct of the Assets or for the purchase, sale or lease of any of the Assets other than the Contracts and the Permitted Liens;

(k) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendor threatened against or affecting the Assets at law or in equity or before or by the regulatory authorities or any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;

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(l)      the Vendor:

         (i) is not in breach of any of the terms, covenants, conditions, or provisions of, is not in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any Contract relating to the Assets,

         (ii) is not in violation of nor is any present use by the Vendor of any Assets in violation of or contravention of any applicable law, statute, order, rule or regulation, or

         (iii) is not in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which the Assets are subject;

         and the Vendor has not received notice that any default, breach, or violation is being alleged;

(m) reasonable wear and tear excepted, the Assets are in good working order and in a functional state of repair and to the knowledge of the Vendor, there are no latent defects; and

(n) the Vendor has maintained the Assets in good condition and has made all necessary repairs and replacements thereto.

5.       PURCHASER'S WARRANTIES AND REPRESENTATIONS
         ------------------------------------------

5.1 The Purchaser warrants and represents to the Vendor, with the intent that the Vendor will rely thereon in entering into this agreement and in concluding the purchase and sale contemplated herein that:

(a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has the power, authority and capacity to enter into this Agreement and to carry out its terms; and

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

(c) to the knowledge of the Purchaser, it has a good faith belief that it has the financial capacity to enter into and honor both the terms of this Asset Purchase Agreement and the related Management Agreement.

6.       COVENANTS
         ---------

6.1      Between the date of this Agreement and the Closing, the Vendor:

(a) will afford to the Purchaser and its authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Vendor relating to the Assets and furnish such copies (certified if requested) thereof and other information as the Purchaser may reasonably request, and to permit the Purchaser and its authorized representatives to make such audit of the books of account of the Vendor and physical verification of the Assets as the Purchaser may reasonably see fit; and

(b)      will preserve and maintain the goodwill of the Assets.

6.2      Between the date of this Agreement and the Closing, the Purchaser:

(a) will afford to the Vendor and its authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Purchaser as the Vendor may reasonably request, and to permit the Vendor and its authorized representatives to make such audit of the books of account of the Purchaser as the Vendor may reasonably see fit; and

(b)      will preserve and maintain its financial ability to proceed to Closing.


                                       5
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7.       NON-MERGER
         ----------

7.1 The representations, warranties, covenants and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect.

7.2 The representations, warranties, covenants and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant or agreement), or any investigation by the Vendor, the same will remain in full force and effect.

8.       INDEMNIFICATION
         ---------------

8.1 The Vendor agrees to indemnify and hold harmless the Purchaser from and against:

(a) any and all losses, damages, costs or deficiencies directly or indirectly resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and

(b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to the foregoing;

and the Purchaser is hereby authorized, at its option, to settle such claims and make any payment in relation thereto as may be reasonable in the circumstances.

9.       CONDITIONS PRECEDENT
         --------------------

9.1 The obligations of the Purchaser to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

(a) the Purchaser has been given the opportunity to physically inspect the Assets and the Purchaser provides written confirmation to the Vendor that the Assets as inspected by the Purchaser are acceptable;

(b) the representations and warranties of the Vendor contained herein are true and correct in all respects at and as of the Closing except as may be in writing disclosed to and approved by the Purchaser;

(c) all covenants, agreements and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing, including the Vendor's obligation to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing;

(d) between the date hereof and the Closing, the Vendor will not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Assets or as would materially reduce the value of the Assets;

(e) no damage by fire, negligence or otherwise to the Assets will have occurred since the date hereof and prior to the Closing which, in the sole opinion of the Purchaser, will materially and adversely affect the Assets;

                                       6
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(f)      on or before the Closing Date no federal, state, regional or municipal government or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Assets or the right of the Purchaser to the full enjoyment thereof;

(g) the Purchaser shall have received a certificate, executed by the CEO, President or CFO of the Vendor, dated as of the Closing Date, to the foregoing effect that the conditions of paragraphs (a)-(f) have been fulfilled;

(h) the Vendor shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Vendor in the State of New Hampshire issued by the Secretary of State of the State of New Hampshire as of a date within ten (10) days prior to the Closing Date;

(i) the Board of Directors of the Vendor shall have adopted and provided to the Purchaser resolutions approving this Agreement, which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date; and

(j) the Vendor shall have delivered to the Purchaser an opinion of counsel for the Vendor in form and substance satisfactorily to Purchaser.

9.2 The conditions set forth in Section 9.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time.

9.3 The obligations of the Vendor to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated, that:

(a) the representations and warranties of the Purchaser contained herein are true and correct in all material respects at and as of the Closing except as may be in writing disclosed to and approved by the Vendor; and

(b) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing.

9.4 The conditions set forth in Section 9.3 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part at any time.

10.      POST-CLOSING AGREEMENTS
         -----------------------

10.1 The Vendor will indemnify and hold harmless the Purchaser from and against:

(a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

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(b)      any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing;

and the Purchaser is hereby authorized to settle such claims and make any payment in relation thereto as the Purchaser sees fit.

11.      MANAGEMENT AGREEMENT
         --------------------

11.1 The Purchaser hereby acknowledges and agrees that it shall enter into a Management Agreement with Joe Crump, the sole shareholder of the Vendor, which Management Agreement shall be for a term of 12 months from the Closing Date and shall be in the form as agreed to between the parties hereto.

12.      AUDIT
         -----

12.1 The Vendor hereby acknowledges and agrees that in the event that audited financial statements are required by the Purchaser in order to consummate the purchase and sale set forth herein and to satisfy the regulatory requirements of the Purchaser, the Vendor and its agents will provide such audited financial statements as requested by Purchaser.

13.      TIME OF THE ESSENCE
         -------------------

13.1     Time is of the essence of this Agreement.

14.      FURTHER ASSURANCES
         ------------------

14.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

15.      SUCCESSORS AND ASSIGNS
         ----------------------

15.1 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

16.      COUNTERPARTS
         ------------

16.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

17.      NOTICE
         ------

17.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail, posted in North America to the respective addresses first set out above, with a copy to the respective party's solicitors, or to such other address as any party may specify by notice in writing to the other.

17.2 Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.

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17.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

18.      AGENTS
         ------

18.1 The Vendor warrants to the Purchaser that no agent or other intermediary has been engaged by the Vendor in connection with the purchase and sale herein contemplated.

19.      TENDER
         ------

19.1 Tender may be made upon the Vendor or Purchaser and money may be tendered by negotiable cheque certified by a chartered bank or trust company.

20.      PROPER LAW
         ----------

20.1 This Agreement will be governed by and construed in accordance with the laws of the State of California and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this 2nd day of September, 2003.

CRUMP BARTER SYSTEMS, INC.          BENTLEY COMMUNICATIONS CORPORATION


/s/ Joe Crump                       /s/ Gordon Lee
---------------------------         ---------------------------------
JOE CRUMP                           GORDON LEE,
AUTHORIZED SIGNATORY                AUTHORIZED SIGNATORY

                                  SCHEDULE "A"

                           TO SHARE PURCHASE AGREEMENT
                       BETWEEN CRUMP BARTER SYSTEMS, INC.
                     AND BENTLEY COMMUNICATIONS CORPORATION
                 DATED FOR REFERENCE THE 4TH DAY OF AUGUST, 2003


                                 LIST OF ASSETS
                                 --------------



o        The sole and exclusive use of the name "Crump Barter"

o        All right, title and interest in and to the website www.crumpbarter.com

o        The Crump Barter system, including its 180 affiliates and alliances

o        Barter trade receivables - $1,784,410.10

o        Cash receivables - $40,037.11

o        Inventory - at cost $1,111,000.00

o        Fixed assets - $5000.00

o        All goodwill

o Intangible or intellectual property in which Crump has a right or interest or the right to acquire an interest, i.e. Unite, the Global Trade Alliance therewith

                                  SCHEDULE "B"

                           TO SHARE PURCHASE AGREEMENT
                       BETWEEN CRUMP BARTER SYSTEMS, INC.
                     AND BENTLEY COMMUNICATIONS CORPORATION
                 DATED FOR REFERENCE THE 4TH DAY OF AUGUST, 2003


                                 PERMITTED LIENS
                                 ---------------




o Barter trade Payables - $2,386,394.80, to be described to Purchaser's satisfaction prior to closing

o        Inventory held as security against cash payments due to Joe Crump

o        Current cash payables, approximately $5,000